Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of May 31, 2012, is entered into by and among (1) SHUFFLE MASTER, INC., a Minnesota corporation (the “Borrower”); (2) the Required Lenders (as defined in the Credit Agreement referred to below); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Swing Line Lender, with respect to the following:

A.           The Borrower, the Administrative Agent and the Lenders have previously entered into that certain Credit Agreement dated as of October 29, 2010 (the “Existing Credit Agreement” and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Amendment, the “Credit Agreement”).  Capitalized terms are used in this Amendment as defined in the Credit Agreement, unless otherwise defined herein.

B.           The Borrower has requested certain amendments to the Existing Credit Agreement and the other Credit Documents, and the parties wish to make certain amendments in connection with the Borrower or a Guarantor entering into a Foreign Pledge Agreement governed by the laws of Austria.

C.           Pursuant to the second to last paragraph of Section 8.04 of the Existing Credit Agreement, the Borrower, the Lenders and the Administrative Agent agreed to enter into certain amendments related to Foreign Pledge Agreements that are reasonably requested by the Administrative Agent with such provisions as the Administrative Agent reasonably deems necessary or advisable (including parallel debt provisions).

D.           The Borrower, the Administrative Agent and the Required Lenders desire to make certain amendments to the Existing Credit Agreement as set forth below on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Effectiveness.  The effectiveness of the provisions of Section 2 of this Amendment is subject to the satisfaction of the conditions further described in Section 3 of this Amendment.

2.             Amendments.

(a)           Dormant Entity.  On the terms and subject to the conditions of this Amendment, the definition of Dormant Entity in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Dormant Entity” shall mean each Foreign Subsidiary for which all of the following conditions are and remain satisfied: (i) such existing Foreign Subsidiary is an Immaterial Subsidiary and (ii) such existing Foreign Subsidiary conducts no business and has de minimis assets and all filings and all other steps required under applicable law to signify and effect the dormancy of such Foreign Subsidiary have been timely filed and made.

(b)           Shuffle Master Asia Limited.  On the terms and subject to the conditions of this Amendment, the definition of “Pledged Foreign Subsidiary” in Section 1.01 of the Existing Credit Agreement and Section 5.01(l)(i) of the Existing Credit Agreement are each hereby amended by deleting each reference to “66%” therefrom and substituting “66% (or if acceptable to the Administrative Agent, a percentage less 66%, but not less than 60% in the case of Shuffle Master Asia Limited)” in lieu thereof.

(c)           Specified Foreign Subsidiary.  On the terms and subject to the conditions of this Amendment, the definition of Specified Foreign Subsidiary in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Specified Foreign Subsidiary” shall mean each of the following: (i) Shuffle Master Australasia Holdings Pty Ltd., a company organized under the laws of Australia, (ii) Shuffle Master Holding GmbH, a company organized under the laws of Austria, and (iii) Shuffle Master Asia Limited, a company organized under the laws of Macau.

(d)           Certain Notices.  On the terms and subject to the conditions of this Amendment, Section 5.01(a)(vii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(vii)           As soon as possible and (1) in no event later than ten (10) days prior thereto, written notice of the establishment or acquisition by a Loan Party of any new Subsidiary or the issuance of any new Equity Securities of any existing Loan Party and any merger described in Section 5.02(d)(i), and (2) in no event later than twenty (20) days after the occurrence thereof, written notice of the dissolution or liquidation of any Loan Party;”

(e)           Section 5.01(g) – Dormant Entities/Immaterial Subsidiaries.  On the terms and subject to the conditions of this Amendment, the last sentence of Section 5.01(g) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, the Loan Parties may (1) reorganize, recapitalize or consolidate or merge with any Person if permitted by Section 5.02(d), and (2) dissolve or liquidate (A) any Dormant Entity, (B) any Immaterial Subsidiary and (C) in connection with the Foreign Subsidiary reorganization permitted by Section 5.02(d)(i)(C), the following Foreign Subsidiaries:  Shuffle Master Australasia Group Pty Ltd., Stargames Pty Ltd.,  Stargames Group Management Pty Ltd., Stargames Holdings Pty Ltd., Stargames Australia Pty Ltd., Stargames Investments Pty Ltd., Precise Craft Pty Ltd., Australasia Gaming Industries Pty Ltd. and Stargames Assets Pty Ltd.”

(f)           Section 5.01(i) – New Subsidiaries.  On the terms and subject to the conditions of this Amendment, Section 5.01(i) of the Existing Credit Agreement is hereby amended by:

(i) deleting “ceases to be an Immaterial Subsidiary (A)” therefrom and substituting “the assets or revenue of any Subsidiary exceed the threshold amounts in the definition of Immaterial Subsidiary (provided that in the case of any Foreign Pledge Agreement required by clause (B) below and the requirements of clauses (C), (D), (E) and (F) below with respect to any such Foreign Pledge Agreement, such “ten (10) Business Days” deadline shall be ninety (90) days) (A)” in lieu thereof; and

(ii) deleting the text of clause (F) thereof and substituting “(F) deliver to the Administrative Agent (i) with respect to each such Subsidiary, the organizational and governing documents of such Subsidiary and (ii) with respect to each such Subsidiary that is a Domestic Subsidiary and is not an Immaterial Subsidiary, the same resolutions, certificates, lien searches and other matters of the type described in clauses (c) and (e) of Schedule 3.01 with respect to such Domestic Subsidiary as required to be delivered with respect to a Guarantor on the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent” in lieu thereof.

(g)            Section 5.01(k) – Additional Collateral.  On the terms and subject to the conditions of this Amendment, Section 5.01(k) of the Existing Credit Agreement is hereby amended is hereby amended and restated in its entirety as follows:

“(k)           Additional Collateral.  If at any time from and after the Closing Date (i) any Loan Party acquires any fee interest in real property in the United States of America with a purchase price (plus the aggregate costs and expenses of all improvements constructed thereon or otherwise placed on such real property) in excess of $25,000,000 in the aggregate (when added to the purchase price (plus the aggregate costs and expenses of all improvements constructed thereon or otherwise placed on such real property) of all other fee interests in the United States of America held by the Loan Parties at such time) or (ii) the Borrower or any Guarantor acquires any leasehold interest in real property in the United States of America where the aggregate payments to be made under the underlying lease or similar agreement exceed $2,500,000 per year, then the Borrower and/or the Guarantors, as applicable, shall deliver to the Administrative Agent with respect to fee interests in real property in the United States of America held by the Borrower or any Guarantor and with respect to any leasehold interest in real property described above, at its own expense, promptly all documentation and information in form and substance reasonably satisfactory to the Administrative Agent (including surveys, environmental reports and environmental indemnities) to assist the Administrative Agent in obtaining deeds of trust or mortgages on such additional real property and ALTA policies of title insurance, with such endorsements as the Administrative Agent may reasonably require, issued by a company and in form and substance reasonably satisfactory to the Administrative Agent, in an amount equal to the principal amount of the Total Revolving Loan Commitment at such time), insuring the Administrative Agent’s Lien on such additional real property Collateral to be of first priority, subject only to such exceptions as the Administrative Agent shall approve in its reasonable discretion, with all costs thereof to be paid by the Borrower.”

(h)           Section 5.01(l)(i) - Foreign Pledge Agreements.  On the terms and subject to the conditions of this Amendment, Section 5.01(l)(i) of the Existing Credit Agreement is hereby amended by deleting “No later than 60 days after the Closing Date” therefrom and substituting “Except for any Specified Foreign Subsidiary that is directly or indirectly owned by a First-Tier Foreign Subsidiary with respect to which a Foreign Pledge Agreement and the other deliverables contemplated by Section 5.01(i) have been delivered prior to August 31, 2012 (as such time period may be extended by the Administrative Agent), no later than August 31, 2012” in lieu thereof.

(i)           Section 5.02(a)(x) - Foreign Subsidiary Debt.  On the terms and subject to the conditions of this Amendment, Section 5.02(a)(x) of the Existing Credit Agreement is hereby amended by deleting “the existing” therefrom.

(j)           Sale and Leaseback Transactions - Clarification.  On the terms and subject to the conditions of this Amendment, Section 5.02(c)(v) and Section 5.02(c)(vi) of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

“(v)           Licenses of intellectual property owned by or licensed to any Loan Party to any third party or any other Loan Party in the ordinary course of business; and

(vi) Sale and leaseback transactions solely involving real estate and other sales or other dispositions (excluding any sale and leaseback transactions) by any Loan Party from and after the Closing Date not exceeding (a) $25,000,000 in the aggregate in any Fiscal Year or (b) $75,000,000 in the aggregate during the term of this Agreement; provided that (x) the Loan Party which owns the assets and property subject to any such sale and leaseback transaction, sale or other disposition receives cash in an amount not less than the fair market value of such assets and property in connection with such sale and leaseback transaction, sale or other disposition and (y) at the time of any such sale and leaseback transaction, sale or disposition under this clause (vi), no Event of Default has occurred and is continuing or would result after giving effect to such sale or disposition.”

(k)           Reporting.  On the terms and subject to the conditions of this Amendment, Section 5.01(a)(v) of the Existing Credit Agreement is hereby amended by deleting “thirty (30)” therefrom and substituting “forty five (45)” in lieu thereof.

(l)           Foreign Subsidiary Reorganization.  On the terms and subject to the conditions of this Amendment, Section 5.02(d)(i) of the Existing Credit Agreement is hereby amended by adding the following at the end of such Section:

“and (C) the Loan Parties may reorganize the existing Foreign Subsidiaries from the organization set forth on Schedule X and any newly formed or acquired Foreign Subsidiaries to an organization in which the Foreign Subsidiaries are subsidiaries of a newly formed foreign holding company (or newly formed foreign holding companies); provided that (1) no Event of Default shall have occurred and be continuing or would result after giving effect to any such reorganization or any portion thereof and (2) with respect to each such holding company that is a First-Tier Foreign Subsidiary, the Loan Parties deliver a Foreign Pledge Agreement and the other deliverables contemplated by Section 5.01(i) within the time period set forth in Section 5.01(i) and, in any event, prior to transferring any assets to such holding company;”

(m)           Acquisitions - Section 5.02(d)(ii)(I).  On the terms and subject to the conditions of this Amendment, Section 5.02(d)(ii)(I) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(I)           No Proposed Target shall be organized or domiciled under the law of any jurisdiction outside the United States, and no Proposed Target shall have more than 10% of its assets or annual revenues based in or from outside of the United States (as determined from the most recently available financial information for the Proposed Target), and in the case of an asset acquisition, such assets shall not be located outside of the United States at the time of such acquisition (which includes intellectual property that is registered or has a similar designation in any jurisdiction outside of the United States) unless (i) such Proposed Target will be acquired as a Foreign Subsidiary or (ii) in the case of any asset acquisition that includes assets located outside the United States, in any Fiscal Year, the portion of the aggregate amount of consideration paid or payable in cash or other property in connection with and reasonably allocated to the acquisition of such assets located outside the United States consummated in such Fiscal Year (including seller notes, “earn-out” and other contingent consideration (if contingent, determined as if such “earn-out” or other contingent consideration will be earned, due and payable in such Fiscal Year) calculated at the greater of (i) the maximum stated or determinable amount thereof, or if not stated or if indeterminable, the maximum amount thereof estimated in good faith by the Borrower and (ii) the amounts paid in respect thereof), when taken together with the aggregate amount of consideration paid or payable in cash or other property in connection with and reasonably allocated to each other foreign asset acquisition described in this clause (I) consummated on or after the Closing Date and in such Fiscal Year shall not exceed $40,000,000;”

(n)           Acquisitions - Section 5.02(d)(ii)(K).  On the terms and subject to the conditions of this Amendment, Section 5.02(d)(ii)(K) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(K) If such Proposed Target remains a separate Domestic Subsidiary, all action required of the Loan Parties under Section 5.01(i) with respect to such Domestic Subsidiary shall be completed substantially concurrently with the consummation of such acquisition (if such Domestic Subsidiary owns any First-Tier Foreign Subsidiaries, the acquisition of such Domestic Subsidiary shall be treated as an acquisition of any such First-Tier Foreign Subsidiary for purposes of Section 5.01(i));”

(o)           Investments/Section 5.02(e)(iii).  On the terms and subject to the conditions of this Amendment, Section 5.02(e)(iii) of the Existing Credit Agreement is hereby amended by amending and restating the last proviso in such Section as follows:

“provided further that Investments (excluding Investments permitted by Section 5.02(d)) made on or after the Closing Date (including any capital contributions, loans or advances) by the Borrower and Guarantors made directly or indirectly in any Foreign Subsidiaries and Immaterial Subsidiaries may not exceed $25,000,000 in the aggregate at any one time as to all Foreign Subsidiaries and Immaterial Subsidiaries (excluding (i) the existing intercompany Indebtedness owed by a Foreign Subsidiary to a Loan Party as of the Closing Date and (ii) intercompany Indebtedness owed by a Foreign Subsidiary to a Loan Party solely for purposes of repatriating money back to the United States of America);”

(p)           Capital Expenditures.  On the terms and subject to the conditions of this Amendment, Section 5.02(q) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(q)         Capital Expenditures.  No Loan Party shall permit the aggregate amount of Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed:

(i)           $35,000,000 in respect of Capital Expenditures for products leased or held for lease; provided that Capital Expenditures permitted under this clause (i) for a Fiscal Year may, to the extent not expended in such Fiscal Year, be carried over and expended as permitted in this clause (i) only in the immediately succeeding Fiscal Year, and provided, further, that any such amount carried over to the next succeeding Fiscal Year shall be deemed the first amount expended during such next succeeding Fiscal Year;

(ii)           $15,000,000 in respect of all other Capital Expenditures (excluding (x) Capital Expenditures in respect of the acquisition of real property for, and the construction of, a new United States headquarters up to $20,000,000 in the aggregate and (y) Capital Expenditures in respect of the acquisition of real property for, and the construction of, a new Australia headquarters up to $20,000,000 in the aggregate (collectively, the “Excluded Capital Expenditures”)); provided that Capital Expenditures permitted under this clause (ii) for a Fiscal Year may, to the extent not expended in such Fiscal Year, be carried over and expended as permitted in this clause (ii) only in the immediately succeeding Fiscal Year, and provided, further, that any such amount carried over to the next succeeding Fiscal Year shall be deemed the first amount expended during such next succeeding Fiscal Year;

provided, further, that in any Fiscal Year the Loan Parties may exceed the amount set forth in clause (i) or in clause (ii) up to $5,000,000; provided that any such excess under clause (i) shall reduce the amount under clause (ii) for such Fiscal Year in the amount of such excess (and vice versa).  For the avoidance of doubt, without limiting the foregoing, no Loan Party shall permit the aggregate amount of Capital Expenditures (excluding the Excluded Capital Expenditures) made by the Loan Parties in any Fiscal Year to exceed $50,000,000 (plus any carry over permitted above).

(q)           Parallel Debt – Austrian Foreign Pledge Agreement.  On the terms and subject to the conditions of this Amendment, Article VIII of the Existing Credit Agreement is hereby amended by adding a new Section 8.20 thereto as follows:

“8.20      Parallel Debt/Austrian Foreign Pledge Agreement – Administrative Agent as Joint and Several Creditor.  The provisions of this Section 8.20 apply for purposes of any Security Document which is governed by the laws of Austria.

The Borrower, each other Loan Party and each of the Lenders (other than the Administrative Agent) agree that the Administrative Agent shall be the joint and several creditor (Gesamtgläubiger) (together with each Lender (other than the Administrative Agent)) of each and every present and future right and pecuniary claim of the Borrower and each Loan Party (whether actual or contingent) towards each of the Lenders under any of the Credit Documents and that accordingly the Administrative Agent will have its own independent right to demand performance by the Borrower or such Loan Party of those obligations.  However, any discharge of any obligation of the Borrower or such Loan Party to one of the Administrative Agent or the relevant Lender shall, to the same extent, discharge the corresponding obligation owing to the other.  Nothing in this Agreement or in any other Credit Document shall in any way limit the Administrative Agent's right to act in the protection or preservation of rights under, or to enforce any Credit Document as contemplated by this Agreement and/or the relevant Credit Document (or to do any act reasonably incidental to any of the foregoing).”

(r)           Exhibit H (Compliance Certificate).  On the terms and subject to the conditions of this Amendment, Exhibit H (Compliance Certificate) to the Existing Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit H.

(s)          Security Agreement – Excluded Assets.  On the terms and subject to the conditions of this Amendment, the definition of Excluded Assets in Section 1 of the Security Agreement is hereby amended by adding a new clause (g) thereto prior to the last proviso in such definition as follows:

“(g)           funds held in or credited to:

(i)           deposit accounts maintained by a Grantor to comply with applicable Gaming Laws (including cash on hand and minimum bankroll for any lawful gaming operation conducted by a Grantor where patrons gamble or otherwise participate in gaming activity (including any lawful online gaming operation)), or

(ii)           deposit accounts maintained for customer deposits;

provided, however, that the accounts described in this clause (g) shall be used solely for the purposes described, and the aggregate amount of all deposits in such accounts shall not exceed the purposes described in this clause (g) by more than $100,000;”

(t)           Security Agreement – Section 5.13.  On the terms and subject to the conditions of this Amendment, Section 5.13 of the Security Agreement is hereby amended and restated in its entirety as follows:

“5.13      No Commingling.  No Grantor shall commingle or permit the commingling of any Collateral (including any funds that are not Excluded Assets) with any Excluded Assets of the type described in clause (g) in the definition of Excluded Assets.”

3.           Conditions Precedent to the Effectiveness of this Amendment.  The effectiveness of the provisions of Section 2 of this Amendment is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           The Administrative Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by the Borrower, the Administrative Agent, the Required Lenders and the Guarantor.

(b)           No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date.

(c)           The representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

4.             Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided in this Amendment, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)           Authorization of Agreements.  The execution and delivery of this Amendment by the Borrower and the Guarantor, the performance by the Borrower of the Existing Credit Agreement as amended by this Amendment (hereafter referred to as the “Amended Credit Agreement”) and the performance by the Borrower and the Guarantor of the Security Agreement as amended by this Amendment (hereafter referred to as the “Amended Security Agreement”) (i) are within the power of the Borrower and the Guarantor and (ii) have been duly authorized by all necessary actions on the part of the Borrower and the Guarantor.

(b)           Enforceability.  Each of this Amendment, the Amended Credit Agreement and the Amended Security Agreement has been duly executed and delivered by the Borrower and each of this Amendment and the Amended Security Agreement has been duly executed and delivered by the Guarantor and, in each case, constitutes a legal, valid and binding obligation of the Borrower and the Guarantor (as applicable), enforceable against the Borrower and the Guarantor (as applicable) in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c)           Non-Contravention.  The execution and delivery by the Borrower and the Guarantor of this Amendment and the performance by the Guarantor of each of this Amendment and the Amended Security Agreement and the performance by the Borrower of each of this Amendment, the Amended Credit Agreement and the Amended Security Agreement do not (i) violate any Requirement of Law applicable to such Loan Party (including, without limitation, Minnesota corporate law, Regulations T, U and X, all applicable gaming laws and the Investment Company Act); (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to the Credit Documents), (iv) result in a revocation, termination or other material restriction on any Licenses material to the business, operations or properties of the Loan Parties, (v) result in the termination or otherwise materially adversely effect any Material Document or (vi) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, in each case except where such breach or violation could not reasonably be expected to result in a Material Adverse Effect.

(d)           Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower or the Guarantor of this Amendment.

(e)           Representations and Warranties in the Credit Agreement.  The Borrower confirms that as of the Amendment Effective Date and after giving effect to this Amendment: (i) the representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on the Amendment Effective Date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of the Amendment Effective Date) and (ii) no Default or Event of Default has occurred and is continuing.

5.             Miscellaneous.

(a)           Reference to and Effect on the Existing Credit Agreement and the other Credit Documents.

(i)           Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement, the Security Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower and the Guarantor in all respects.

(ii)           The execution and delivery of this Amendment and performance of the Amended Credit Agreement and the Amended Security Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Existing Credit Agreement, the Security Agreement or any of the other Credit Documents.

(iii)           Upon the conditions precedent set forth herein being satisfied: (x) this Amendment shall be construed as one with the Existing Credit Agreement, and the Existing Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment and (y) this Amendment shall be construed as one with the Security Agreement, and the Security Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(iv)           If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the Security Agreement or any other Credit Document, the terms and provisions of this Amendment shall govern.

(b)           Expenses.  The Borrower acknowledges that all costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid by the Borrower in accordance with Section 8.02 of the Existing Credit Agreement.

(c)           Headings.  Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)           Counterparts.  This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  Transmission by telecopier (or by email of a PDF or similar electronic image file) of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(e)           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

6.            Credit Documents.  This Amendment is a Credit Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Credit Documents are applicable hereto and incorporated herein by this reference.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SHUFFLE MASTER, INC.,
a Minnesota corporation

By:	/s/ LINSTER W. FOX
Name:	Linster W. Fox
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement – Shuffle Master]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent, L/C
Issuer, Swing Line Lender and a Lender

By:	/s/ OLGA E. WISNICKY
Name:	Olga E. Wisnicky
Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement – Shuffle Master]

BANK OF AMERICA, N.A.

By:	/s/ DONALD SCHULKE
Name:	Donald Schulke
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement – Shuffle Master]

UNION BANK, N.A.

By:	/s/ JUSTIN BRAUER
Name:	Justin Brauer
Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement – Shuffle Master]

COMPASS BANK

By:	/s/ NANCY ZEZZA
Name:	Nancy Zezza
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement – Shuffle Master]

COMERICA BANK

By:	/s/ LAD PERENYI
Name:	Lad Perenyi
Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement – Shuffle Master]

The undersigned hereby acknowledges and consents to the foregoing Amendment and confirms and agrees that the Guaranty executed by it (including via joinder or supplement) in connection with the Credit Agreement remains in full force and effect in accordance with its terms and is hereby reaffirmed and ratified by the undersigned, and the undersigned hereby confirms that the representations and warranties contained in each such Guaranty (including any incorporated by reference to the Credit Agreement) are (before and after giving effect to this Amendment) true and correct in all material respects.  The undersigned agrees to be bound by Section 8.20 of the Credit Agreement and such provision is hereby deemed incorporated into the Guaranty.  In addition, the undersigned agrees to and confirms that it is bound by the provisions in the Amendment that relate to or affect the Security Agreement (including Section 2(s) and Section 2(t) above).

SHUFFLE MASTER INTERNATIONAL, INC.

By:	/s/ LINSTER W. FOX
Name:	Linster W. Fox
Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement – Shuffle Master]

Schedule X

Current Organization of Existing Foreign Subsidiaries

(see attached)

Shuffle Master, Inc. and
Subsidiary Corporate Structure Chart

Shuffle Master, Inc.
(Minnesota)
EIN 41-1448495
Shuffle Master International, Inc.
(Nevada)
EIN 88-0504617
100% shareholder
SHFL Holdings (Gibraltar) Limited
(Gibraltar)
No. of Company 107790
[See page 2 for Gibraltar Subsidiaries]
10% shareholder
90% shareholder
Shuffle Master Mexico
(Mexico)
Tax ID SMM091211AW9
Shuffle Master Servicios
(Mexico)
Tax ID SMS091211886
Shuffle Master Asia Limited
(Macau)
Tax ID 817 807 60
Shuffle Master Australasia Holdings Pty Ltd
(Australia)
ACN 117 054 609
Shuffle Master Australia Pty Ltd.
(Australia)
ACN 096 513 745
Shuffle Master Holding GmbH
(Austria)
FN 247567w
Shuffle Master Australasia
Group Pty Ltd
(Australia)
ACN 117 058 796
VIP Gaming Solutions Pty Limited
(Australia)
ACN 108 964 414
Gaming Products Pty., Ltd.
(Australia)
ACN 074 924 735
Shuffle Master Management - Service GmbH
(Austria)
FN 247570z
Shuffle Master GmbH
(Austria)
FN 247566v
99% unlimited partner
Stargames Pty Ltd
(Australia)
ACN 003 190 501
[See page 3 for Stargames Subsidiaries
including active Australian entity]
100% limited partner
0% unlimited partner
Shuffle Master GmbH & Co KG
[dba Shuffle Master Europe] (fka CARD)
(Austria) FN 247789x
1% limited partner
Shuffle Master Holding GmbH & Co
Finanzierungsberatungs-KG (Austria)
FN 247727f
CARD Shuffle Master Investments (Proprietary) Limited
(South Africa)
Registration # 2005/039912/07
Legend:
Active, operating entities
Established as ownership entities for legal reasons
UNLESS OTHERWISE INDICATED,
ALL OWNERSHIP PERCENTAGES ARE 100%
See attached for Officers and Directors of foreign entities

- PRIVILEGED AND CONFIDENTIAL COMMUNICATION -
Please do not disseminate or copy without prior authorization from the Shuffle Master, Inc. Legal Department

Page 1 of 3
L/corp/org charts/subsidiary 05.31.12

Gibraltar Subsidiaries

SHFL Holdings (Gibraltar) Limited
(Gibraltar)
No. of Company 107790
100% shareholder
SHFL Entertainment (Gibraltar) Limited
(Gibraltar)
No. of Company 107791
SHFL Resources (Gibraltar) Limited
(Gibraltar)
No. of Company 107906

- PRIVILEGED AND CONFIDENTIAL COMMUNICATION -
Please do not disseminate or copy without prior authorization from the Shuffle Master, Inc. Legal Department

Page 2 of 3
L/corp/org charts/subsidiary 05.31.12

Stargames Limited Subsidiaries

Stargames Pty Ltd ACN 003 190 501
Stargames Group Management Pty Limited ACN 002 898 311
Stargames Holdings Pty Limited ACN 086 965 102
Stargames Australia Pty Limited ACN 000 740 992
Stargames Investments Pty Limited ACN 000 748 658
Stargames Assets Pty Limited ACN 007 928 798
Shuffle Master Australasia Pty Limited ACN 001 660 537 [fka Stargames Corporation Pty Limited]
Stargames Property Pty Limited ACN 065 838 066
Precise Craft Pty Limited ACN 000 985 455
Australasia Gaming Industries Pty Limited ACN 055 112 519
Shuffle Master Australasia (NZ) Pty Limited (New Zealand) IDR 1305462 [fka Stargames Corporation (NZ) Pty Limited]
All shareholdings indicated by arrows are 100% holdings.

- PRIVILEGED AND CONFIDENTIAL COMMUNICATION -
Please do not disseminate or copy without prior authorization from the Shuffle Master, Inc. Legal Department

Page 3 of 3
L/corp/org charts/subsidiary 05.31.12

Exhibit H

COMPLIANCE CERTIFICATE

(Updated May 2012)

  _____________ ___, 20__
Wells Fargo Bank, National Association,
as Administrative Agent
3800 Howard Hughes Parkway, 4th Floor
Las Vegas, Nevada 89169
Attention:  Virginia Christenson, Vice President
Tel. No.  (702) 791-6324
Fax No.  (702) 791-6365

This Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) of that certain Credit Agreement, dated as of October 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shuffle Master, Inc., a Minnesota corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Certificate”) shall have the meanings defined for them in the Credit Agreement.  Section references herein relate to the Credit Agreement unless stated otherwise.  In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by the undersigned Responsible Officer of the Borrower, in the undersigned’s capacity as such and not in his or her individual capacity, on behalf of the Borrower.  This Compliance Certificate is delivered for the Fiscal Quarter (the “Test Period”) ended ___________, ____ (the “Test Date”).  Computations indicating compliance with respect to the covenants in Sections 5.01(i), 5.02(a), 5.02(d), 5.02(e), 5.02(f) and 5.03 of the Credit Agreement are set forth below:

SECTION 1.     1.          Section 5.01(i) – Updated Schedules for new Subsidiaries.

SECTION 2.          During the Fiscal Quarter ended on the Test Date, no Loan Party has reorganized, recapitalized or consolidated with or merged into any other Person or permitted any other Person to merge into it, acquired any Person as a new Subsidiary or acquired all or substantially all of the assets of any other Person, except as described below:

SECTION 3.                                During the Test Period, if any Loan Party established or acquired any new Domestic Subsidiary or any new Foreign Subsidiary, or the assets or revenue of any Subsidiary exceeded the threshold amounts in the definition of Immaterial Subsidiary, or any new Equity Securities of any existing Subsidiary, please attach a written supplement to Schedule 4.01(o).  Applicable during the Test Period?   Yes ___    No___

Dormant Entities.  The following entities have been Dormant Entities, and as of the Test Date continue to be, Dormant Entities:

SECTION 4.     2.           Section 5.02(a) – Indebtedness.

(a)           Section 5.02(a)(vii).  The aggregate principal amount of purchase money Indebtedness and Capital Lease obligations of the Loan Parties is $_________.  The aggregate principal amount of such Indebtedness shall not exceed and since the Closing Date has never exceeded $25,000,000 at any one time outstanding.

(b)           Section 5.02(a)(viii).  The aggregate principal amount of unsecured senior Indebtedness of the Loan Parties is $_________.

(c)           Section 5.02(a)(ix).  The aggregate principal amount of unsecured Subordinated Obligations of the Loan Parties is $_________.

(d)           Section 5.02(a)(x).  The aggregate principal amount of Indebtedness owing by Foreign Subsidiaries is $_________ (excluding intercompany Indebtedness owed by a Foreign Subsidiary to a Loan Party). The aggregate principal amount of such Indebtedness shall not exceed and since the Closing Date has never exceeded $25,000,000 at any one time outstanding (excluding intercompany Indebtedness owed by a Foreign Subsidiary to a Loan Party).

SECTION 5.     3.           Section 5.02(c)(vi) – Asset Dispositions.  The aggregate amount of sale and leaseback transactions solely involving real estate and other sales or other dispositions (excluding any sale and leaseback transactions) by any Loan Party is $_________.  The aggregate amount of such sale and leaseback transactions, other sales and other dispositions shall not exceed and since the Closing Date has never exceeded (i) $25,000,000 in the aggregate in any Fiscal Year and (ii) $75,000,000 in the aggregate during the term of the Credit Agreement.

SECTION 6.     4.           Section 5.02(d) – Mergers, Acquisitions, etc.

SECTION 7.                 As of the Test Date, the Borrower has delivered to the Administrative Agent all information required to be delivered pursuant to Section 5.02(d) of the Credit Agreement and all acquisitions by the Loan Parties were consummated in accordance with Section 5.02(d) of the Credit Agreement, including, but not limited to, the following:

(a)              for each proposed acquisition of $15,000,000 or more, such acquisition was accretive to Consolidated EBITDA;

(b)              the aggregate amount of acquisitions that are not accretive to Consolidated EBITDA is $________________ in the Fiscal Year in which such Test Date occurred.  Such aggregate amount shall not exceed $45,000,000 in the aggregate in any Fiscal Year.

(c)              In the case of asset acquisitions that include assets located outside the United States, in the Fiscal Year in which such Test Date occurred, the portion of aggregate amount of consideration paid or payable in cash or other property in connection with and reasonably allocated to such acquisitions of assets located outside the United States consummated in such Fiscal Year (including seller notes, “earn-out” and other contingent consideration (if contingent, determined as if such “earn-out” or other contingent consideration will be earned, due and payable in such Fiscal Year) calculated at the greater of (i) the maximum stated or determinable amount thereof, or if not stated or if indeterminable, the maximum amount thereof estimated in good faith by the Borrower and (ii) the amounts paid in respect thereof), when taken together with the aggregate amount of consideration paid or payable in cash or other property in connection with and reasonably allocated to each other foreign asset acquisition described in Section 5.02(d)(ii)(I) of the Credit Agreement consummated on or after the Closing Date and in such Fiscal Year is $____________.  Such amount shall not exceed $40,000,000 in any Fiscal Year.

(d)              In the Fiscal Year in which such Test Date occurred, the aggregate amount of consideration paid or payable in cash or other property in connection with acquisitions consummated in such Fiscal Year (including seller notes, “earn-out” and other contingent consideration (if contingent, determined as if such “earn-out” or other contingent consideration will be earned, due and payable in such Fiscal Year) calculated at the greater of (i) the maximum stated or determinable amount thereof, or if not stated or if indeterminable, the maximum amount thereof estimated in good faith by the Borrower and (ii) the amounts paid in respect thereof), when taken together with the aggregate amount of consideration paid or payable in cash or other property in connection with each other Permitted Acquisition consummated on or after the Closing Date and in such Fiscal Year is $____________.  Such amount shall not exceed $100,000,000 in any Fiscal Year.

5.             Section 5.02(e) – Investments.

(a)           As of the Test Date, the highest aggregate amount of Investments by the Borrower and Guarantors made on or after the Closing Date directly or indirectly in Foreign Subsidiaries and Immaterial Subsidiaries pursuant to Section 5.02(e)(iii) of the Credit Agreement is $____________ (including any capital contributions, loans or advances, but excluding (i) Investments permitted by Section 5.02(d), (ii) the existing intercompany Indebtedness owed by a Foreign Subsidiary to the Borrower or a Guarantor as of the Closing Date and (iii) intercompany Indebtedness owed by a Foreign Subsidiary to the Borrower or a Guarantor solely for purposes of repatriating money back to the United States of America).  Such Investments may not exceed and have never exceeded since the Closing Date, $25,000,000 in the aggregate for all Foreign Subsidiaries and Immaterial Subsidiaries at any one time.

(b)           As of the Test Date, Investments by the Loan Parties in strategic alliances investments (including Joint Ventures) are $__________ (valued at cost).  Such Investments may not exceed and since the Closing Date have never exceeded $10,000,000 during the term of the Credit Agreement.

(c)           Other Investments (including Joint Ventures) (as contemplated by Section 5.02(e)(vi)(y)) of the Credit Agreement are $__________ (valued at cost).  Such Investments are not to exceed, and since the Closing Date have never exceeded, $10,000,000 during the term of the Credit Agreement.

6.             Section 5.02(f) – Distributions.  As of the Test Date, the aggregate amount of Distributions and Stock Repurchases made or consummated (as contemplated in Section 5.02(f)(ii) of the Credit Agreement) during the Fiscal Year in which such Test Date occurred is $______________.  Such amount not to exceed $35,000,000 in any Fiscal Year (less the amount of repurchases under Section 5.02(f)(iii) of the Credit Agreement in such Fiscal Year (which is $___________)).

7.             Section 5.02(q) – Maximum Capital Expenditures.

(a)           As of the Test Date, the aggregate amount of Capital Expenditures for products leased or held for lease made by the Loan Parties for the Fiscal Year to date is $_____________.  In any Fiscal Year, the aggregate amount of such Capital Expenditures shall not exceed  $35,000,000; provided that Capital Expenditures permitted under this clause (a) for a Fiscal Year may, to the extent not expended in such Fiscal Year, be carried over and expended as permitted in this clause (a) only in the immediately succeeding Fiscal Year, and provided, further, that any such amount carried over to the next succeeding Fiscal Year shall be deemed the first amount expended during such next succeeding Fiscal Year (amount of permitted carry over from prior Fiscal Year equals $___________).  Amount of increase or decrease pursuant to proviso below: $______________ for the Fiscal Year covered by this Certificate.

Fully computed maximum permitted amount of Capital Expenditures for products leased or held for lease for the Fiscal Year covered by this Certificate: $______________.

(b)           As of the Test Date, the aggregate amount of all other Capital Expenditures (excluding (x) Capital Expenditures in respect of the acquisition of real property for, and the construction of, a new United States headquarters up to $20,000,000 in the aggregate and (y) Capital Expenditures in respect of the acquisition of real property for, and the construction of, a new Australia headquarters up to $20,000,000 in the aggregate (collectively, the “Excluded Capital Expenditures”)) made by the Loan Parties for the Fiscal Year to date is $_____________.  In any Fiscal Year, the aggregate amount of such Capital Expenditures shall not exceed  $15,000,000; provided that Capital Expenditures permitted under this clause (b) for a Fiscal Year may, to the extent not expended in such Fiscal Year, be carried over and expended as permitted in this clause (b) only in the immediately succeeding Fiscal Year, and provided, further, that any such amount carried over to the next succeeding Fiscal Year shall be deemed the first amount expended during such next succeeding Fiscal Year (amount of permitted carry over from prior Fiscal Year equals $___________).  Amount of increase or decrease pursuant to proviso below: $______________ for the Fiscal Year covered by this Certificate;

Fully computed maximum permitted amount of all other Capital Expenditures for the Fiscal Year covered by this Certificate: $______________;

provided, further, that in any Fiscal Year the Loan Parties may exceed the amount set forth in clause (i) or in clause (ii) up to $5,000,000; provided that any such excess under clause (i) shall reduce the amount under clause (ii) for such Fiscal Year in the amount of such excess (and vice versa).  For the avoidance of doubt, without limiting the foregoing, no Loan Party shall permit the aggregate amount of Capital Expenditures (excluding the Excluded Capital Expenditures) made by the Loan Parties in any Fiscal Year to exceed $50,000,000 (plus any carry over permitted above).

As of the Test Date, the aggregate amount of all Capital Expenditures in respect of the acquisition of real property for, and the construction of, a new United States headquarters is $____________.  Maximum excluded amount:  $20,000,000.

As of the Test Date, the aggregate amount of all Capital Expenditures in respect of the acquisition of real property for, and the construction of, a new Australia headquarters is $____________.  Maximum excluded amount:  $20,000,000.

8.             Section 5.03(a) – Total Leverage Ratio.  As of the Test Date, the Total Leverage Ratio was _____:1.00.

The Total Leverage Ratio as of the Test Date was computed as follows:

(a) Consolidated Total Debt on the Test Date
(i)            All obligations of the Loan Parties evidenced by notes, bonds, debentures or other similar instruments and all other obligations of the Loan Parties for borrowed money (including obligations to repurchase receivables and other assets sold with recourse)
$___________
(ii)           All obligations of the Loan Parties for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for trade accounts payable, provided that (A) such trade accounts payable arise in the ordinary course of business and (B) no material part of any such account is more than sixty (60) days past due
$___________
(iii)          All obligations of the Loan Parties under conditional sale or other title retention agreements with respect to property acquired by the Loan Parties (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property)
$___________
(iv) All obligations of the Loan Parties as lessee under or with respect to Capital Leases and synthetic leases and all other off balance sheet financing	$___________
(v) All obligations of the Loan Parties, contingent or otherwise, under or with respect to Surety Instruments	$___________
(vi) All Unfunded Pension Liabilities of the Loan Parties	$___________
(vii) All obligations of the Loan Parties arising under acceptance facilities or under facilities for the discount of accounts receivable of the Loan Parties	$___________
(viii) All Contingent Obligations of the Loan Parties	$___________
(ix) All Disqualified Securities of the Loan Parties	$___________

(x) All net obligations of the Loan Parties, contingent or otherwise, under or with respect to Rate Contracts on a marked to market basis	$___________
(xi) All obligations of the Loan Parties with respect to letters of credit, whether drawn or undrawn, contingent or otherwise	$___________
(xii) All Guaranty Obligations of the Loan Parties with respect to the obligations of other Persons of the types described in clauses (i) - (xi) above	$___________
(xiii)         All obligations of other Persons (“Primary Obligors”) of the types described in clauses (i) - (xii) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of the Loan Parties, even though the Loan Parties have not assumed or become liable for the payment of such obligations (and, for purposes of this clause (xiii), the amount of the Indebtedness of such Loan Parties shall be deemed to be the lesser of (a) the amount of all obligations of such Primary Obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) the property of such Loan Party and (b) the value of such property)
$___________

(a) – Consolidated Total Debt -- equals [Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)+(xi)+(xii)+(xiii)]	$___________

Divided by:
(b) Consolidated EBITDA of the Loan Parties for the four Fiscal Quarter period ending on the Test Date (the “Annual Period”)
(i) Net Income of the Loan Parties for the Annual Period	$___________
(ii) Consolidated Interest Expense for the Annual Period	$___________
(iii) Income tax expense for the Annual Period	$___________

(iv) Depreciation and amortization for the Annual Period	$___________
(v)            Non-recurring cash expenses for the Annual Period (including, without limitation, costs and expenses related to closing the Credit Agreement, employee severance and litigation) up to an aggregate of $2,000,000 for any twelve month period
$___________
(vi) Extraordinary, non-recurring losses for the Annual Period (including, without limitation, losses on sale of assets outside the ordinary course of business)
(vii) All other non-cash expenses for the Annual Period (including, without limitation, stock based compensation expenses)	$___________
(viii) interest income for the Annual Period	$___________
(ix) the aggregate amount of extraordinary, non-recurring gains during the Annual Period (including, without limitation, the sale of asses outside the ordinary course of business)	$___________
Items (ii) through (vii) are included to the extent deducted in determining such Net Income for the Annual Period (without duplication).
Items (viii) through (ix) are included to the extent included in determining such Net Income for the Annual Period (without duplication).

Equals (b) – Consolidated EBITDA [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)-(viii)-(ix)]	$___________

Total Leverage Ratio = [(a) ÷(b)]	______ : 1.00

The maximum permitted Total Leverage Ratio is 3.75:1.00.

SECTION 8.     9.           Section 5.03(b) – Senior Leverage Ratio.  As of the Test Date, the Senior Leverage Ratio was _____:1.00.

The Senior Leverage Ratio as of the Test Date was computed as follows:

(a) Consolidated Senior Debt on the Test Date
(i) Consolidated Total Debt of the Loan Parties calculated in paragraph 8(a)	$___________
(ii) Subordinated Obligations (other than any Subordinated Obligations owing to a Loan Party or any Subsidiary of a Loan Party)	$___________

(a) – Consolidated Senior Debt -- equals [(i)-(ii)]	$___________

Divided by:
(b) Consolidated EBITDA of the Loan Parties calculated in paragraph 8(b)	$___________

Senior Leverage Ratio = [(a) ÷(b)]	______ : 1.00

The maximum permitted Senior Leverage Ratio is (i) 3.00:1.00 from the Closing Date through October 31, 2013 or (ii) 2.75:1:00 thereafter.

SECTION 9.     10.           Section 5.03(c) – Interest Coverage Ratio.  As of the Test Date, the Interest Coverage Leverage Ratio was _____:1.00.

The Interest Coverage Ratio as of the Test Date was computed as follows:

(a) Consolidated EBITDA of the Loan Parties calculated in paragraph 8(b)	$___________

Divided by:
(b) Consolidated Interest Expense of the Loan Parties for the four consecutive Fiscal Quarter period ending on the Test Date (the “Annual Period”)
(i)            All interest, fees, charges and related expenses payable during the Annual Period to any person in connection with Indebtedness or the deferred purchase price of assets that as treated as interest in accordance with GAAP
$___________
(ii) The portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP	$___________

(iii) Net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued during such period (whether or not actually paid or received during such period)	$___________
Equals (b) – Consolidated Interest Expense [(i)+(ii)+(iii)]

Interest Coverage Ratio = [(a) ÷(b)]	______ : 1.00

The minimum permitted Interest Coverage Ratio is 3.00:1.00.

11.           No Default.  During the Fiscal Quarter ending on the Test Date, no Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or proposes to take (or cause to be taken) the following actions (if none, so state).

[This Space Intentionally Left Blank]

SECTION 10.                      The undersigned, Responsible Officer of the Borrower, in the undersigned’s capacity as such and not in his or her individual capacity, on behalf of the Borrower certifies that the calculations made and the information contained herein are derived from the books and records of the Borrower and that each and every matter contained herein correctly reflects those books and records.

Dated:                      , 20___

BORROWER:

SHUFFLE MASTER, INC.
a Minnesota corporation

By:
Name:
Title: